EXHIBIT 4.3

                            ASSET PURCHASE AGREEMENT
               THIS AGREEMENT made the 1st day of September 2004.

                                    BETWEEN:
                                TRADEPOINTE INC.
               a corporation incorporated pursuant to the laws of
                             the Province of Alberta
                                                                  (the "Vendor")


                                     - and-

            WORLDWIDE PROMOTIONAL PRODUCTS CORPORATION a corporation incorporated pursuant to the laws of the State of Nevada,
                            United States of America
                                                               (the "Purchaser")


                                     - and-

              WES DRY AND PAUL OLMSTEAD individual residents of the
                               Province of Alberta
                                                            (the "Shareholders")
WHEREAS:
--------

A. the Vendor is in the business of operating a showroom in which various suppliers rent space for a fee from the Vendor to showcase their products to various distributors who have purchased memberships for a fee from the Vendor to enable the various distributors to view the products of the various suppliers;

B.   the Shareholders are the only shareholders of the Vendor; and

C. the Vendor has agreed to sell to the Purchaser and the Purchaser has agreed to purchase from the Vendor all or substantially all of the assets, undertaking, and property of and pertaining to the Business, upon and subject to the terms and conditions hereinafter set forth in this Asset Purchase Agreement (hereinafter called the "Agreement").

NOW THEREFORE THIS ASSET PURCHASE AGREEMENT WITNESSETH that in consideration of the mutual covenants and agreements hereinafter expressed, and the payment of the sum of Thirty Thousand ($30,000.00) Dollars now paid by the Purchaser to the Vendor and the delivery of a total of 100,000.00 Restricted Shares of the Purchaser issued to the Shareholders with 50,000 Restricted Shares issued to Wes Dry and 50,000 Restricted Shares issued to Paul Olmstead, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each of the parties, the parties agree each with the other as follows:

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1. ARTICLE ONE - INTERPRETATION

     a) Defined Terms
          For the purposes of this Agreement, unless the context otherwise requires, the following terms shall have the respective meanings set out below, and grammatical variations of such terms shall have corresponding meanings:

          i) "Act" means the Business Corporations Act (Alberta), as amended from time to time and any successor legislation thereto;

          ii) "Applicable Laws" means, with respect to any Person, any Canadian (whether federal, territorial, provincial, municipal or local) or foreign statute, law, ordinance, rule, administrative interpretation, regulation, order, writ, injunction, directive, judgment, decree or other requirement, all as in effect as of the Closing of any Governmental Authority applicable to such Person or any of their respective properties, assets, officers, directors, employees, consultants or agents;

          iii) "Assumed Liabilities" has the meaning set out in section 2.b) of this Agreement;

          iv) "Business" means the Vendor's business of operating a physical fitness and exercise centre for women which physical fitness and exercise centre includes, without limitation, a business that sells fitness and gym wear, nutritional supplements and nutritional drinks and provides sun tanning and massage services;

          v) "Business Day" means any day, other than a Saturday or a Sunday, on which the main branch of HSBC Bank of Canada located at Calgary, Alberta is open for business;

          vi) "Closing" and "Closing Date" has the meaning set out in Section 3.d) of this Agreement;

          vii) "Closing Time" has the meaning set out in Section 3.d) of this Agreement;

          viii)"Contract" means any contract, agreement, indenture, leases of personality, deed of trust, licence, option, instrument or other commitment, whether written or oral to which the Vendor is a party or by which the Vendor is bound;

          ix) "Employees" means those employees of the Vendor who are employed in the Business immediately prior to the Closing Date;

          x) "Encumbrance" means any encumbrance, lien, charge, hypothec, pledge, mortgage, title retention agreement, security interest of any nature, adverse claim, exception, reservation, easement, right of occupation, matter capable of registration against title, option, right of preemption, privilege or any Contract to create any of the foregoing;

          xi) "ETA" means the Excise Tax Act (Canada), as amended from time to time and any successor legislation thereto;



                                       2
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1. ARTICLE ONE - INTERPRETATION - continued

          xii) "Excluded Assets" has the meaning set out in section 2.d) of this Agreement;

          xiii)"Excluded Liabilities" has the meaning set out in Section 2.c) of this Agreement;

          xiv) "Governmental Authority" means any Canadian (whether federal, territorial, provincial, municipal or local) or foreign government, governmental authority, quasi-governmental authority, instrumentality, court, government or self-regulatory organization, commission, tribunal or organization or any regulatory, administrative or other agency, or any political or other subdivision, department or branch of any of the foregoing;

          xv)  "GST" means all taxes payable under the ETA;

          xvi) "Liability" means with respect to any Person, any liability or obligation of such Person of any kind, character or description, whether known or unknown, absolute or contingent, accrued or unaccrued, liquidated or unliquidated, secured or unsecured, joint or several, due or become due, unvested or invested, executory, determined, determinable or otherwise and whether or not the same is required to be accrued on the financial statements of such Person;

          xvii)"Persons" shall include individuals, corporations, firms, partnerships, limited liability companies, limited liability partnerships, associations, syndications, trusts, estates, unincorporated organizations, governmental bodies and other legal or business entities of any kind whatsoever;

          xviii) "Purchase Price" has the meaning set out in Section 3.a) of this Agreement; xix) "Purchased Assets" has the meaning set out in Section 2.a) of this Agreement; and

          xx) "Tax" means all taxes imposed of any nature including any United States (whether federal, territorial, state, municipal or local), Canadian (whether federal, territorial, provincial, municipal or local) or foreign income tax, alternative or add-on minimum tax, profits or excess profits tax, franchise tax, gross income, adjusted gross income or gross receipts tax, employment related tax (including employee withholding or employer payroll tax or employer health tax), capital tax, real or personal property tax or ad valorem tax, sales or use tax, excise tax, stamp tax or duty, any withholding or back up withholding tax, value added tax, GST, severance tax, prohibited tax, premiums tax, occupation tax, customs and import duties, together with any interest or any penalty, addition to tax or additional amount imposed by any Governmental Authority responsible for the imposition of any such tax or in respect of or pursuant to any United States (whether federal, territorial, state, municipal or local), Canadian (whether federal, territorial, provincial, municipal or local) or other Applicable Laws.

     b) Currency
          Unless otherwise indicated, all dollar amounts referred to in this Agreement or the use of the symbol "$" shall be deemed to refer to Canadian dollars.

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1. ARTICLE ONE - INTERPRETATION - continued

     c) Sections, Heading and Party Drafting
          The division of the Agreement into Articles, Sections and Paragraphs and the insertion of headings are for convenience of reference only and shall not affect the interpretation or Article, Section or Paragraph of this Agreement. Each party to this Agreement acknowledges that it and its legal advisors have reviewed and participated in settling the terms of this Agreement and agrees that any rule of construction or doctrine of interpretation which has the result of construing or interpreting any ambiguity against the drafting party to this Agreement shall not be applicable in the interpretation of this Agreement. d) Number, Gender and Person

          In this Agreement, words imparting the singular number shall include the plural and vice versa, and words importing the use of any gender shall include all genders.

     e) Entire Agreement
          This Agreement constitutes the entire agreement between the parties to this Agreement with respect to the subject matter hereof and supersedes all prior agreements, prior drafts of this Agreement, understandings, negotiations and discussions, whether written or oral, between the parties to this Agreement with respect to the subject matter of this Agreement. There are no conditions, covenants, agreements, representation, warranties or other provisions, express or implied, collateral, statutory or otherwise, relating to the subject matter hereof except as herein provided. Neither this Agreement nor any provisions hereof is intended to confer upon any Person other than the parties to this Agreement any rights or remedies hereunder.

     f) Time of the Essence
          Time shall be of the essence of this Agreement and of every part hereof and no extension or variation to this Agreement shall operate as a waiver of the provision.

     g) Applicable Law
          This Agreement shall be construed, interpreted and enforced in accordance with and the respective rights and obligations of the parties to this Agreement shall be governed by the laws of the Province of Alberta and the federal laws of Canada applicable therein without reference to any principles of conflicts of laws and each party to this Agreement irrevocably and unconditionally attorns to the non-exclusive jurisdiction of the Courts of Alberta and all courts competent to hear appeals there from with respect to any matter arising hereunder or related hereto to this Agreement.

     h) Enurement
          This Agreement shall enure to the benefit of and shall be binding on and enforceable by the parties to this Agreement and, where the context so permits, their successors assigns.

     i) Assignment
          The Vendor may not assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written consent of each other party to this Agreement, which consent may be unreasonably withheld. The Purchaser may assign this Agreement and any of its rights, interests and obligations hereunder without the written consent of each other party to this Agreement.

                                       4
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1. ARTICLE ONE - INTERPRETATION - continued

     j) Amendments; No Waivers

     k) Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of any amendment, by all parties to this Agreement, or in the case of a waiver, by the party to this Agreement against whom the waiver is to be effective.


          ii) No waiver by a party to this Agreement of any default, misrepresentation or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent occurrence. No failure or delay by a party to this Agreement in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

ARTICLE TWO - PURCHASE AND SALE OF PURCHASED ASSETS

     a) Purchased Assets
          Subject to the provisions of this Agreement, the Vendor hereby sells to the Purchaser and the Purchaser hereby purchases from the Vendor effective as of the opening of business on the Closing Date the undertaking, goodwill and all of the property and assets of the Vendor used in connection with or otherwise relating to the Business, whether real or personal, tangible or intangible, of every kind and description and wheresoever situate as a going concern, including, without limitation:

          i) all machinery, computers, equipment, office equipment, tools, furniture, furnishings and other miscellaneous items used in or relating to the Business as set forth and described in Schedule "A" attached hereto (collectively the "Office Equipment and Furniture");

          ii) the exclusive right to the continued use of the trade name "TRADEPOINTE" to the extent permitted by law that the trade name ''TRADEPOINTE'' can be assigned or used, the exclusive right to the continued use of each and every other trade name of the Vendor to the extent permitted by law that such trade names can be assigned or used and the right to retain and use the telephone number ~ _ to the extent that Telus or the Vendor's telephone service provider or its assigns or successors will permit such use (the ''Trade Names and Phone Number");

          iii) all rights, title and interest in all leasehold improvements of the Vendor at 14359th Avenue S.E., Calgary, Alberta and 3687 East First Avenue, Vancouver, British Columbia being shelving and clothing racks (the "Leasehold Improvements") ;

                                       5
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ARTICLE TWO - PURCHASE AND SALE OF PURCHASED ASSETS - continued

          iv)  the   exclusive   right  to  the   continued   use  of  the  name
               ''TRADEPOINTE'' to the extent permitted by law that the name ''TRADEPOINTE'' can be assigned or used ( the "Name");

          v)   all  licenses,  permits,  approvals,   consents,   registrations,
               certificates or authorizations relating to the Business, if any (the "Licenses");

          vi) all records, files and documents relating to the Business (the "Records");

          vii) all rights, title and interest under any lease with suppliers of the Vendor and the right to collect monthly fees there from to the extent permitted by law (the "Leases");

          viii)except as otherwise provided in this Agreement, all pre-paid expenses including, without limitation, rent, security deposits (including for 3687 East First Avenue, Vancouver, British
               Columbia), telephone and insurance incurred by the Vendor but excluding income, capital and other taxes which are personal to the Vendor or not incurred in connection with the Business (the "Pre-paid Expenses"); and

          ix) all rights, title and interest under any existing memberships of the Vendor which pay a monthly fee to access the advertising library of Trade Pointe and the right to collect monthly fees there from to the extent permitted by the law ( the "Memberships") (collectively the "Purchased Assets").

     b) Assumed Liabilities
          Subject to the conditions in this Agreement, on the Closing Date, the Purchaser shall not assume or thereafter pay, perform, discharge or satisfy any liabilities of the Vendor incurred by the Vendor up to and prior to the Closing Date or incurred by the Vendor after the Closing Date except for the Vendor's liability pursuant to an offer to sublease between Kaycan Limited and TradePointe Inc. made February 14,2003 (the "Assumed Liabilities").

     c) Excluded Liabilities
          For greater certainty, it is understood that the Purchaser is not assuming nor shall it be liable for any liabilities or obligations of the Business, whether accrued, absolute, contingent or otherwise, of the Vendor, including, without limitation:

          i) any and all claims, suits, demands, actions or proceedings with respect to the Business prior to the Closing Date;

          ii) any and all claims, suits, demands, actions or proceedings with respect to the Excluded Assets;

          iii) any and all claims, suits, demands, actions or proceedings relating to the operations of the Business up to the Closing Date including, without limitation, any breach by the Vendor of all applicable statutes, orders, notices, ordinances, regulations, permits, authorizations, approvals or laws;

                                       6
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ARTICLE TWO - PURCHASE AND SALE OF PURCHASED ASSETS - continued

          iv) any obligations, liabilities, claims, suits, demands, actions or proceedings of any kind whatsoever, including, without limitation, any obligations, liabilities or claims for wages, salary, bonus, vacation payor other remuneration or any claims pursuant to any worker's compensation or similar legislation by any Employee of the Vendor (whether or not they become employees of the Purchaser) related to any matter or event that occurred during or arose out of or is attributable to such employee's employment with the Vendor;

          v) any obligations, liabilities, claims or damages, including back wages, employee benefits or insurance costs, expenses, any unfair labour practice charges, legal fees and fines, arising out of or relating to any employment termination, layoff or reduction in hours of any Employee occurring prior to the Closing Date;

          vi) any obligations, liabilities, claims, suits, demands, actions or proceedings of any kind whatsoever in relation to an offer to sublease for 3687 East First Avenue, Vancouver, British Columbia between Kaycan Limited and TradePointe Inc. made February 14, 2003, incurred prior to the Closing Date;

          vii) any obligations, liabilities, claims, suits, demands, actions or proceedings of any kind whatsoever in relation to a lease for 1435 - 9th Avenue S.E., Calgary, Alberta between 725739 Alberta Ltd. and TradePointe Inc. made effective February 1, 2002;

          viii)any obligations, liabilities or claims whatsoever for any commission or other remuneration payable or alleged to be payable to any broker, agent or other person who has acted or purported to act for the Vendor in connection with the sale of the Purchased Assets;

          ix) any sales commission payable by the Vendor at any time prior to or on the Closing Date; and

          x) all liabilities not specified in Article 2.b) of this Agreement (collectively the "Excluded Liabilities").

     d) Excluded Assets
          The Purchaser is not purchasing or acquiring the following assets belonging to either the Vendor or the Business prior to but not including the Closing Date:

          i) all cash on hand or in banks or other depositories, insurance proceeds receivable, income and other tax refunds and term deposits;

          ii) all claims and causes of action accruing to the benefit of the Vendor; and

          iii) all accounts receivable.

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3. ARTICLE THREE - PURCHASE PRICE

     a) Purchase Price
          The purchase price payable by the Purchaser to the Vendor for the Purchased Assets shall be Thirty ($30,000) Dollars (the "Purchase
          Price") and the delivery of a total of 100,000 shares of the restricted shares of the Purchaser (the "Restricted Shares").

     b) Payment of Purchase Price and Delivery of Restricted Shares
          The Purchase Price shall be payable, in Canadian Dollars, as follows:

          (a)  $ 3,600. deposit to be paid to the Vendor;
          (b)  $26,400 on the Closing Date to be delivered in cash; and
          (c) Delivery of 100,000 Restricted Shares of the Purchaser issued to the Shareholders, with 50,000 restricted shares issued to Wes Dry and 50,000 Restricted Shares issued to Paul Olmstead.

     c) ETA Election
          The Purchaser and the Vendor shall elect jointly under subsection 167(1) of the Excise Tax Act (Canada) in the form prescribed for the purposes of that subsection in respect of the sale and transfer of the Purchased Assets hereunder and the Purchaser shall file such election in its GST return for its reporting period that includes the Closing Date.

     d) Closing
          The Closing of the transaction (the "Closing") contemplated by this Agreement shall take place at the offices of Sihvon, Carter, Fisher & Berger, at Medicine Hat, Alberta on September 1, 2004 or such other date as shall be agreed upon by the Purchaser and the Vendor in writing (the "Closing Date") at 8:30 a.m. Alberta time or such other time as shall be agreed upon by the Purchaser and the Vendor in writing (the "Closing Time").

4. ARTICLE FOUR - REPRESENTATIONS AND WARRANTIES OF THE VENDOR

     The Vendor represents and warrants as at the date hereof to the Purchaser as follows and acknowledges that the Purchaser is relying on such representations and warranties in connection with its purchase of the Business and the Purchased Assets:

     a) Organization
          The Vendor is a corporation duly incorporated and organized and validly subsisting under the laws of the Province of Alberta and has the corporate power to own or lease its property, to carry on the Business as now being conducted by it and to enter into this Agreement and to perform its obligations hereunder. The Vendor is duly qualified as a corporation to do business in the Province of Alberta, being the only jurisdiction in which the nature of the Business or the Purchased Assets makes such qualification necessary.

     b) Authorization
          This Agreement has been duly authorized, executed and delivered by the Vendor and is a legal, valid and binding obligation of the Vendor, enforceable against the Vendor by the Purchaser in accordance with its terms.



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3. ARTICLE THREE - PURCHASE PRICE - continued

     c) No Violation
          The execution, delivery and performance of this Agreement by the Vendor and the consummation of the transactions herein provided for will not, to the best of the knowledge of the Vendor, result in:

          i) the breach or violation in any material respect of any of the provisions of, or constitute a default under, or conflict with or cause the acceleration of any obligation of the Vendor under:

               (1) any Contract to which the Vendor is a party to or by which it is or its properties are bound;

               (2) any provision of the constating documents or by-laws or resolutions of the board of directors (or any committee thereof) or shareholders of the Vendor;

               (3) judgment, decree, order or award of any court, governmental body or arbitrator having jurisdiction over the Vendor;

               (4) any licence, permit, approval, consent or authorization held by the Vendor; or

               (5)  any applicable law, statute, ordinance,  regulation or rule;
                    nor

          ii) the creation or imposition of any Encumbrance on any of the Purchased Assets.

     d) Condition of Purchased Assets
          To the best of the knowledge of the Vendor, the Purchased Assets owned and used by the Vendor in connection with the Business are in reasonable operating condition.

     e) Title to Purchased Assets
          The Purchased  Assets are owned legally and beneficially by the Vendor
          with  a  good  and  valid  title  thereto,   free  and  clear  of  all
          Encumbrances.

     f) Location of the Purchased Assets
          The Purchased Assets are located at 1435 - 9th Avenue S.E., Calgary, Alberta and 3687 East First Avenue, Vancouver, British Columbia, Calgary, Alberta.

     g) Compliance with Laws; Governmental Authorization
          To the best of the knowledge of the Vendor, the Vendor has complied in all material respects with all laws, statutes, ordinances, regulations, rules, judgments, decrees or orders applicable to the Business or the Purchased Assets, including all licences, permits, approvals, consents, certificates, registrations and authorizations necessary to carry on the Business or to own or lease any of the Purchased Assets.

     h) No Other Agreements to Purchase
          No Person other than the Purchaser has any written or oral agreement or option or any right or privilege (whether by law, pre-emptive or contractual) capable of becoming an agreement or option for the purchase or acquisition from the Vendor of any of the Purchased Assets.

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

3. ARTICLE THREE - PURCHASE PRICE - continued

     i) Residency
          The Vendor is a resident of Canada for the purposes of the Income Tax Act (Canada).

     j) GST Registration
          The Vendor is a registrant for purposes of the ETA whose registration number is **.

     k) Employees
          No notice has been received by the Vendor which remains outstanding of any complaint filed by any of the employees against the Vendor claiming that the Vendor has violated the Employment Standards Code (Alberta), the Human Rights, Citizenship and Multiculturalism Act
          (Alberta), the Human Rights Act (Canada), the Unemployment Insurance Act (Canada), the Canada Labour Code, the Workers' Compensation Act (Alberta) or the Occupational Health and Safety Act (Alberta) or any other applicable employee, workers' compensation. health and safety or human rights legislation or of any complaints or proceedings of any kind involving the Vendor or, to the best of the Vendor's knowledge, any of the employees of the Vendor before any labour relations board.

     1) Employee Accruals
          All accruals for unpaid vacation pay, premiums for unemployment insurance, health premiums, Canada Pension Plan premiums, accrued wages, salaries, overtime, bonuses and commissions and employee benefit plan payments have been reflected in the books and records of the Vendor and the Vendor has made all remittances with respect to such matters as are legally required for all periods up to and including the Closing Date.

     m) Members and Suppliers
          There has been no termination or cancellation of and no material modification or change in the Vendor's business relationship with any suppliers or members of the Business or any group of suppliers or members of the Business. The Vendor has no knowledge that the benefits of any relationship with any of the suppliers or members of the Business will not continue after the Closing Date in substantially the same manner as prior to the Closing Date.

5. ARTICLE FIVE - REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

     The Purchaser hereby represents and warrants to the Vendor as follows and acknowledges and confirms that the Vendor is relying on such representations and warranties in connection with the sale of the Business and the Purchased Assets:

     a) Consents and Approvals
          There is no requirement for the Purchaser to make any filing with, give any notice to or obtain any licence, permit, certificate, registration, authorization, consent or approval of, any government or regulatory authority as a condition to the lawful consummation of the transactions contemplated by this Agreement.

     b) GST Registration
          The Purchaser is a registrant for the purposes of the ETA whose registration number is _.

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6. ARTICLE SIX - SURVIVAL OF COVENANTS, REPRESENTATIONS AND WARRANTIES

     a) Survival of Covenants, Representations and Warranties
          All representations, warranties, covenants and agreements contained in this Agreement on the part of each of the parties shall survive the Closing, the execution and delivery hereunder of any bills of sale, instruments of conveyance, assignments or other instruments of transfer of title to any of the Purchased Assets and the payment of the consideration contemplated under this Agreement, except that the representations and warranties contained in this Agreement shall only survive for one (1) year following Closing.

7. ARTICLE SEVEN - SUPPLIERS AND MEMBERS

     a) Suppliers
          The Vendor shall provide to the Purchaser all books, records, files and documents relating to the suppliers of the Business, including, without limitation, a list of the suppliers and full particulars of their leases and lease fees on the Closing Date.

     b) Members
          The Vendor shall provide to the Purchaser all books, records, files and documents relating to the members of the Business, including, without limitation, a list of the members and full particulars of their memberships and membership fees on the Closing Date.

8. ARTICLE EIGHT - EMPLOYEE

     c) Employee Termination
          The Vendor shall terminate all Employees of the Business effective the Closing Date and pay all of the Employees' accruals for unpaid vacation pay, premiums for unemployment insurance, health premiums, Canada Pension Plan premiums, accrued wages, salaries, overtime, bonuses and commissions and employee benefit plan payments as well as termination or severance payments.

          The Purchaser shall make offers of employment as outlined in Clause 3 of this Agreement to the existing employees of Trade Pointe for employment commencing the day following the Closing Date on terms comparable to the job description, salary, holiday and benefits package currently enjoyed by each such employee and to carry forward their seniority and years of service from the Vendor. The Purchaser shall forthwith provide the Vendor a list of names of employees who have accepted or rejected such offer.

 9. ARTICLE NINE - CONDITIONS TO CLOSING

     a) Deliveries to the Purchaser
          At the Closing Time, the Vendor shall deliver to the Purchaser actual possession of the Purchased Assets and shall deliver to the Purchaser the following duly executed documents or do the following acts or things:

          i) the ETA election referred to in Section 3.c) of this Agreement being GST Form 44;

          ii) the bills of sale, assurances, transfers, assignments and other documentation necessary or reasonably required to transfer the Purchased Assets to the Purchaser with a good and valid title, free and clear of all Encumbrances whatsoever;

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8. ARTICLE EIGHT - EMPLOYEE - continued

          iii) a waiver of conditions; and

          iv) all other documents and instruments as may be required by the Purchaser or its counsel, acting reasonably.

     b) Deliveries to the Vendor
          At the Closing Time, the Purchaser shall deliver to the Vendor the following documents duly executed or do the following acts or things:

          i)   the payment referred to in Section 3.b) of this Agreement; ii)

          iii) the ETA election referred to in Section 3.c) of this Agreement;

          iv) Certified Director's Resolution authorizing the purchase of the Assets; and

          v)   waiver of conditions.

          vi)

 10. ARTICLE TEN - INDEMNIFICATION

     c) Agreement to Indemnify

          viii)The  Purchaser  shall be  indemnified  and held  harmless  by the
               Vendor in respect of any and all damages incurred by the Purchaser as a result of any inaccuracy or misrepresentation or in breach of any representation, warranty, covenant or agreement made in this Agreement by the Vendor, including, without limitation, from and against any obligations, liabilities, claims, suits, demands, actions or proceedings of any kind whatsoever in relation to an offer to sublease for 3687 East First Avenue, Vancouver, British Columbia between Kaycan Limited and Tradepointe Inc. made February 14, 2003 to and prior to the Closing Date and a lease for 1435 - 9th Avenue S.E., Calgary, Alberta between 725739 Alberta Ltd. and Tradepointe Inc. made effective February 1, 2002, both prior to and after the Closing Date.

          ix) The Vendor shall be indemnified and held harmless by the Purchaser in respect of any and all damages incurred by the Vendor as a result of any inaccuracy or misrepresentation or in breach of any representation, warranty, covenant or agreement made in this Agreement by the Purchaser, and any matters relating to the Business post Closing.

 11. ARTICLE ELEVEN - MISCELLANEOUS

     c) Notices
          All notices, requests, demands, claims and other communications hereunder shall be in writing. Any notice, request, demand, claim or other communications hereunder shall be deemed duly given (i) if personally delivered, when so delivered, (ii) if mailed, two Business Days after having been sent by registered or certified mail, return receipt requested, postage prepaid and addressed to the intended recipient as set forth below, (iii) if given by telex or te1ecopier, once such notice or other communication is transmitted to the telex or telecopier number specified below and the appropriate answer back or


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11. ARTICLE ELEVEN - MISCELLANEOUS - continued

          telephonic confirmation is received, provided that such notice or other communication is promptly thereafter mailed in accordance with the provisions of clause (ii) above or (iv) if sent through an overnight delivery service in circumstances under which such service guarantees next day delivery, the day following being so sent:

          If to the Vendor: #5,201 Orand Boulevard, Cochrane, Alberta T4C 204

          If to the Purchaser: 499 - 1st Street S.E., Medicine Hat, Alberta, TIA OA7

          Any party may give any notice, request, demand, claim or other communication hereunder using any other means (including ordinary mail or electronic mail), but no such notice request, demand, claim or other communication shall be deemed to have been duly given unless and until it actually is received by the individual for whom it is intended. Any party may change the address to which notices, requests, demands, claims and other communications hereunder are to be delivered by giving the other parties notice in the manner herein set forth.

     d) Reasonable Commercial Efforts
          The parties acknowledge and agree that, for all purposes of this Agreement, an obligation of any party to use its reasonable commercial efforts to obtain any waiver, consent, approval, permit, licence or document shall not require such party to make any payment to any person for the purpose of procuring the same, other than payments for amounts due and payable to such person, payments for incidental expenses incurred by such person and payments required by any Applicable Laws.

     e) Non-Merger
          Except as otherwise expressly provided in this Agreement, the covenants, representations and warranties of the parties contained in this Agreement shall not merge on and shall survive the Closing, and, notwithstanding such Closing, or any investigation made by or on behalf of any party, shall continue in full force and effect. Closing shall not prejudice any right of one party against any other party in respect of anything done or admitted hereunder or under any or in respect of any right to damages or other remedies.

     t) Counterparts and Effectiveness
          This Agreement and the documents relating to the transactions contemplated by this Agreement may be signed in any number of counterparts and the signatures delivered by telecopy, each of which shall be deemed to be an original~ with the same effect as if the signatures thereto were upon the same instrument and delivered in person. This Agreement and such documents shall become effective when each party thereto shall have received a counterpart thereof signed by the other parties thereto. In the case of delivery by telecopy by any party, that party shall forthwith deliver a manually executed original to each of the other parties.

     g) Transmission by Facsimile
          The parties hereto agree that this Agreement may be transmitted by facsimile or such similar device and that the reproduction of signatures by facsimile or such similar device will be treated as binding as if originals and each party hereto undertakes to provide each and every other party hereto with a copy of the Agreement bearing original signatures forthwith upon demand.

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3. VENDOR'S CONDITIONS

     The Vendor's and the Purchaser's obligations to complete this Agreement shall be conditional upon:

     a) The Purchaser obtaining the necessary assignment for the sublease at 3687 East First Avenue, Vancouver, British Columbia;

     b)   The Vendor obtaining the necessary assignments for the Leases; and

     c) The Purchaser offering reasonable employment to the existing employees of TradePointe Inc.


IN WITNESS WHEREOF this Agreement has been executed by the parties.


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                                                       /s/
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